SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2007

ZOOM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18672	51-0448969
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

207 South Street, Boston, MA 02111
(Address of principal executive offices, including zip code)

(617) 423-1072
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Compensatory Arrangements of Certain Officers
(e)

On April 30, 2007, Zoom’s Board of Directors approved, subject to stockholder approval, an amendment to the Zoom Technologies, Inc. 1990 Stock Option Plan, as amended (the “1990 Stock Option Plan”), to (i) increase the number of shares reserved for issuance under the 1990 Stock Option Plan from 3,300,000 to 4,800,000 shares and (ii) extend the expiration date of the Plan from March 31, 2008 to March 31, 2018.

On April 30, 2007, Zoom’s Board of Directors approved, subject to stockholder approval, an amendment to the Zoom Technologies, Inc. 1998 Employee Equity Incentive Plan, as amended (the “1998 Plan”), to increase the number of shares reserved for issuance under the 1998 Plan from 1,200,000 to 2,700,000 shares.

Zoom’s Board of Directors recommended that the amendments to the 1990 Stock Option Plan and the 1998 Plan be submitted to Zoom’s stockholders for their approval.

At the Annual Meeting of Stockholders on June 22, 2007, Zoom’s stockholders approved the amendments to the 1990 Stock Option Plan and the 1998 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOM TECHNOLOGIES, INC. (Registrant)

Date: June 25, 2007	By:	/s/ Robert A. Crist
Robert A. Crist
Chief Financial Officer